Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the jnclusion in this Annual Report (Form 10-K) of United Therapeutics Corporation of our report dated February 23, 2006, with respect to the consolidated financial statements and schedules of United Therapeutics Corporation and United Therapeutics Corporation management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of United Therapeutics Corporation, included in the 2005 Annual Report for the year ended December 31, 2005.

We consent to the incorporation by reference in the following Registration Statements:

(1)          Registration Statement (Form S-3 No. 333-118699) of United Therapeutics Corporation,

(2)          Registration Statement (Form S-3 No. 333-122703) of United Therapeutics Corporation,

(3)          Registration Statement (Form S-8 No. 333-108169) pertaining to the United Therapeutics Corporation’s Equity Incentive Plan,

(4)          Registration Statement (Form S-8 No. 333-56922) pertaining to the United Therapeutics Corporation’s Equity Incentive Plan; and

(5)          Registration Statement (Form S-8 No. 333-95419) pertaining to the United Therapeutics Corporation’s Equity Incentive Plan.

/s/ Ernst & Young LLP

McLean, Virginia
February 24, 2006